Exhibit 10.1

AMENDMENT NO. 3 TO SIXTH AMENDED AND RESTATED

MORTGAGE WAREHOUSING CREDIT AND SECURITY AGREEMENT

This Amendment No. 3 to Sixth Amended and Restated Mortgage Warehousing Credit and Security Agreement (this “Amendment”) is entered into as of April 15, 2015 by and among ACRE CAPITAL LLC (the “Borrower”), the financial institutions (the “Lenders”) party to that certain Credit Agreement (as defined below) and Bank of America, N.A., as agent for the Lenders (in such capacity, the “Agent”).

R E C I T A L S

A.                                    The Agent, the Lenders and the Borrower are parties to that certain Sixth Amended and Restated Mortgage Warehousing Credit and Security Agreement, dated as of May 1, 2014 (as amended and/or restated from time to time, the “Credit Agreement”).  Capitalized terms used herein and not otherwise defined herein shall have the same meanings herein as ascribed to them in the Credit Agreement.

B.                                    The Borrower has requested that the Agent and the Lenders temporarily increase the aggregate Commitment Amount under the Credit Agreement to $185,000,000 for the period beginning on April 15, 2015 and ending on and including June 1, 2015 (the “Increase Period”) (the portion of the Loan outstanding from time to time during the Increase Period in excess of $135,000,000 is hereinafter referred to as the “Temporary Increase Loan”); and

C.                                    In response to such request, the Agent and the Lenders have agreed to amend the Credit Agreement solely upon the terms and conditions set forth herein, it being the intention of the parties that such amendments shall not constitute a novation of the obligations of the Borrower under the Credit Agreement and the other Loan Documents.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Agent, the Lenders and the Borrower, the parties hereto agree as follows:

Section 1.              Increase in Commitment Amount.  In order to evidence the increase in the Commitment Amount required to permit the Temporary Increase Loan, the definition of “Commitment Amount” set forth in Exhibit A to the Credit Agreement is hereby amended by replacing it in its entirety with the following:

“Commitment Amount means, for each Lender, the amount set forth on Schedule 1, and, in the aggregate under this Agreement, the aggregate amount for all the Lenders set forth on Schedule 1 not to exceed $135,000,000; provided however, that during the Increase Period (as defined in that certain Amendment No. 3 to Sixth Amended and Restated Mortgage Warehousing Credit and Security Agreement), the aggregate amount for all the Lenders set forth on Schedule 1 shall not exceed $185,000,000 and after the expiration of the Increase Period, the aggregate amount for all the Lenders set forth on Schedule 1 shall not exceed $135,000,000.”

Section 2.                                           Amendment to Schedule 1.  In order to evidence the increase in the Commitment Amount required to permit the Temporary Increase Loan, during the Increase Period, Schedule 1 to the Credit Agreement is hereby amended by replacing it in its entirety with Schedule 1 attached hereto.

Section 3.                                           Amendment to Notices.  Section 12.1 of the Credit Agreement is hereby amended by deleting:

“with copies by regular mail or such hand delivery or electronic transmission to:

ACRE Capital LLC

5800 Tennyson Parkway, Suite 200

Plano, TX 75024

Attention: Timothy B. Smith, Esq.

Telephone: 469-440-5700

Email: tsmith@acrecapital.com”

and replacing it with

“with copies by regular mail or such hand delivery or electronic transmission to:

ACRE Capital LLC

5800 Tennyson Parkway, Suite 200

Plano, TX 75024

Attention: Legal Department

Telephone: 469-440-5600

Email: legal@acrecapital.com”

Section 4.              Documentation for Funding Temporary Increase Loan.  Notwithstanding anything in the Credit Agreement to the contrary, and in addition to all other documentation required to be delivered and all other actions required to be performed by the Borrower in accordance with Exhibit B of the Credit Agreement, the Borrower shall deliver such additional documentation and perform such additional actions with respect to the Pledged Loans funded by any portion of the Temporary Increase Loan as the Agent may reasonably request, in such form and substance and at such times as are satisfactory to the Agent.  The aggregate principal balance and all accrued and unpaid interest and fees with respect to the Temporary Increase Loan shall be due and payable by the Borrower no later than the last day of the Increase Period.  Each party hereto agrees that, after the repayment in full of the Temporary Increase Loan and the expiration of the Increase Period, (a) the aggregate amount of the Commitment Amount shall not exceed $135,000,000.00 and (b) any allonge to the Notes delivered by the Borrower to the Agent in connection with the Temporary Increase Loan shall be automatically terminated, shall be of no further force or effect and shall be cancelled by the Agent and returned to Borrower.

Section 5.                                           Representations and Warranties.  The Borrower represents and warrants to the Lenders as of the effective date of this Amendment that, assuming the due execution and delivery of this Amendment: (i) no Default or Event of Default is in existence, from and after, or will result from, the execution and delivery of this Amendment or the consummation of any transactions contemplated hereby; (ii) each of the representations and warranties of the Borrower in the Credit Agreement and the other Loan Documents is true and correct in all material respects on the effective date of this Amendment (except for representations and warranties limited as to time or with respect to a specific event, which representations and warranties shall continue to be limited to such time or event); and (iii) this Amendment and the Credit Agreement (as amended by this Amendment) are legal, valid and binding agreements of the Borrower and are enforceable against it in accordance with their terms.

Section 6.                                           Ratification.  Except as hereby amended, the Credit Agreement, all other Loan Documents and each provision thereof are hereby ratified and confirmed in every respect and shall continue in full force and effect, and this Amendment shall not be, and shall not be deemed to be, a waiver of any Default or Event of Default or of any covenant, term or provision of the Credit Agreement or the other Loan Documents.

Section 7.                                           Fee Letter.  The Borrower agrees to pay the Agent the fee(s) described in that certain side letter of even date herewith between the Borrower and the Agent (as the same may be amended and/or restated from time to time, the “Fee Letter”).

Section 8.                                           Conditions Precedent.  The agreements set forth in this Amendment are conditional and this Amendment shall not be effective until: (a) receipt by the Agent of a fully-executed counterpart original of this Amendment; (b) receipt by Bank of America, N.A., in its capacity as a Lender, of a fully-executed original Allonge to Third Amended and Restated Promissory Note, in the form attached hereto as Exhibit A; (c) receipt by the Agent of the other instruments, agreements, certificates and documents listed on the closing checklist attached hereto as Exhibit B and (d) payment by the Borrower of all of the Agent’s fees, costs and expenses associated with the preparation, negotiation, execution and delivery and administration of this Amendment and the Credit Agreement accrued through the date hereof, including, without limitation, the Agent’s attorneys’ fees.

Section 9.                                           Counterparts.  This Amendment may be executed and delivered in any number of counterparts with the same effect as if the signatures on each counterpart were upon the same instrument.

Section 10.                                    Amendment as Loan Document.  Each party hereto agrees and acknowledges that this Amendment constitutes a “Loan Document” under and as defined in the Credit Agreement.

Section 11.                                    Governing Law.  This Amendment shall in all respects be governed, construed, applied and enforced in accordance with the internal laws of the State of New York without regard to principles of conflicts of laws other than for sections 5-1401 and 5-1402 of the New York General Obligations Law.

Section 12.                                    Successors and Assigns.  This Amendment shall be binding upon each of the Borrower, the Lenders, the Agent and their respective successors and assigns, and shall inure to the benefit of each of the Borrower, the Lenders and the Agent.

Section 13.                                    Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

Section 14.                                    Expenses.  The Borrower agrees to promptly reimburse the Agent and the Lenders for all expenses, including, without limitation, reasonable fees and expenses of outside legal counsel, it has heretofore or hereafter incurred or incurs in connection with the preparation, negotiation and execution of this Amendment and all other instruments, documents and agreements executed and delivered in connection with this Amendment.

Section 15.                                    Integration.  This Amendment contains the entire understanding of the parties hereto with regard to the subject matter contained herein.  This Amendment supersedes all prior or contemporaneous negotiations, promises, covenants, agreements and representations of every nature whatsoever with respect to the matters referred to in this Amendment, all of which have become merged and finally integrated into this Amendment.  Each of the parties hereto understands that in the event of any subsequent litigation, controversy or dispute concerning any of the terms, conditions or provisions of this Amendment, no party shall be entitled to offer or introduce into evidence any oral promises or oral agreements between the parties relating to the subject matter of this Amendment not included or referred to herein and not reflected by a writing included or referred to herein.

Section 16.                                    No Course of Dealing.  The Agent and the Lenders have entered into this Amendment on the express understanding with the Borrower that in entering into this Amendment the Agent and the Lenders are not establishing any course of dealing with the Borrower.  The Agent’s and the Lenders’ rights to require strict performance with all of the terms and conditions of the Credit Agreement and the other Loan Documents shall not in any way be impaired by the execution of this Amendment.  None of the Agent and the Lenders shall be obligated in any manner to execute any further amendments or waivers and if such waivers or amendments are requested in the future, assuming the terms and conditions thereof are satisfactory to them, the Agent and the Lenders may require the payment of fees in connection therewith. The Borrower agrees that none of the ratifications and reaffirmations set forth herein, nor the Agent’s nor any Lender’s solicitation of such ratifications and reaffirmations, constitutes a course of dealing giving rise to any obligation or condition requiring a similar or any other ratification or reaffirmation from the Borrower with respect to any subsequent modification, consent or waiver with respect to the Credit Agreement or any other Loan Document.

Section 17.                                    Jury Trial Waiver.  THE BORROWER, THE AGENT AND THE LENDERS BY ACCEPTANCE OF THIS AMENDMENT MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AMENDMENT, THE CREDIT AGREEMENT, OR ANY OTHER CREDIT DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF AGENT OR ANY LENDER RELATING TO THE ADMINISTRATION OF THE LOAN OR ENFORCEMENT OF THE

LOAN DOCUMENTS, AND AGREE THAT NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

[Remainder of the page intentionally left blank; signatures appear on next page]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Amendment No. 3 as of the date first set forth above.

BORROWER:	ACRE CAPITAL LLC

		By:	/s/ Rachel Vinson
		Name:	Rachel Vinson
		Title:	Senior Vice President

AGENT AND LENDER:	BANK OF AMERICA, N.A

	By:	/s/ Andrew Blomstedt
		Name:	Andrew Blomstedt
		Title:	Vice President

Signature Page to Amendment No. 3 to Sixth Amended and Restated Mortgage Warehousing Credit and Security Agreement

SCHEDULE 1 TO LOAN AGREEMENT

Lenders and Commitments

Lender	Commitment	Commitment Percentage	Address for Notices	Address for Advance Requests
Bank of America, N.A.	$135,000,000; provided, however, the Commitment will equal $185,000,000 during the period from April 15, 2015 through and including June 1, 2015 (the “Increase Period”), and $135,000,000 after the expiration of the Increase Period.	100%	Bank of America, N.A. 225 Franklin Street, 2nd Floor Mail Stop MA1-225-02-04 Boston, MA 02110 Attn: Mr. Andrew Blomstedt Vice President email: andrew.blomstedt@baml.com telephone: 617-346-3491

Bank of America, N.A.
225 Franklin Street, 2nd Floor
Mail Stop MA1-225-02-04
Boston, MA 02110

Attn: Cheryl A. Bailey,

Vice President email:
cheryl.a.bailey@baml.com

telephone: 617-346-0089

and

Attn: Clare O’Connor,

Assistant Vice President

email: clare.m.o’connor@baml.com
telephone:  617-346-0121